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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-54398, 33-60048, 33-78348, 33-88200, 333-00820, 333-07515 and 333-43547 of
Marcum Natural Gas Services, Inc. on Form S-8 of our reported dated March 12, 1998 (March 23, 1998 as to Note 8) appearing in the Annual Report on Form 10-KSB of Marcum Natural Gas Services, Inc. for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 24, 1998